EXHIBIT 5

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                                                              August 27, 1997


Agway Inc.
333 Butternut Drive
DeWitt, NY   13214

Gentlemen:

         As General Counsel of Agway Inc., I am acting as your legal counsel in connection with the registration of 10,000 shares ($100 par value) of 8% Cumulative Preferred Stock, Series B, 4,000 shares ($25 par value) of Series HM Preferred Stock and 4,000 shares ($25 par value) of Membership Common Stock (hereinafter referred to as the "Equity Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a)          Agway Inc. is a valid and subsisting Delaware corporation;

         (b) The Equity Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued, fully paid and non-assessable (except as may be limited by bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors' rights or by general equity principles) so long as (i) the Registration Statement remains effective under the Securities Act of 1933, as amended, and (ii) the Equity Securities shall have been duly executed and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         (c) The matters of law and legal conclusions set forth under "Description of 8% Cumulative Preferred Stock, Series B", "Description of Honorary Member Preferred Stock, Series HM", and "Description of Membership Common Stock" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                      Very truly yours,

                                  /s/ David M. Hayes

                                      David M. Hayes
                                      Senior Vice President
                                      General Counsel
                                      AGWAY INC.



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                                                            August 27, 1997



Agway Financial Corporation
Suite 1300
1105 North Market Street
Wilmington, Delaware  19801

Gentlemen:

         As General Counsel of Agway Financial Corporation ("AFC"), I am acting as your legal counsel in connection with the registration of $75,000,000 in principal amount of Subordinated Member Money Market Certificates and Subordinated Money Market Certificates and $19,140,000 in principal amount of Money Market Certificates, member and general, under the interest reinvestment option (hereinafter referred to as the "Debt Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a)          AFC is a valid and subsisting Delaware corporation;

         (b) The Debt Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued and binding obligations of Agway Financial Corporation (except as may be limited by bankruptcy, insolvency, reorganization, or other laws of general applicability relating to or affecting creditors' rights or by general equity principles) so long as (i) the Registration Statement remains effective under the Securities Act of 1933, as amended, and the Indentures continue to qualify under the Trust Indenture Act of 1939, as amended, and (ii) the Debt Securities shall have been duly executed and authenticated as provided in the Indentures, and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

         (c) The matters of law and legal conclusions set forth under "Description of the Certificates" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement, and I hereby consent to the reference to my name under the caption "LEGAL OPINION" in the Prospectus.

                                           Very truly yours,

                                       /S/ David M. Hayes


                                           David M. Hayes
                                           General Counsel
                                           AGWAY FINANCIAL CORPORATION